UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – August 9, 2007

UPSNAP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50560	20-0118967
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Jackson Street, Suite 203, P.O. Box 2399, Davidson, North Carolina	28036
(Address of principal executive offices)	(zip code)

704-895-4121
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 9, 2007, UpSnap, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mobile Greetings, Inc., a California corporation (“MGI”), and Upsnap Acquisition Corp., a California corporation and a newly-formed wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into MGI, with MGI continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

MGI is a private corporation that has created a mobile distribution platform for the automated delivery of digital multi-media content to mobile handsets.  Together the two companies should have the opportunity to have significantly greater opportunities to enter into new growth markets for content and advertising driven services.  The combined company also should have an opportunity to combine Mobile Greetings offerings in voice and data services and include UpSnap’s advertising driven services to offer content and media partners a one-stop shop for all their mobile delivery needs to any phone on any operator in the United States

Under the terms of the Merger Agreement, at the effective date of the Merger (the “Effective Date”), each issued and outstanding share of MGI common stock (other than any shares held in treasury and any shares as to which the holder has properly demanded appraisal of his shares under California law) will be converted into and exchanged for 9.68 shares (the “Exchange Ratio”) of the Company’s common stock, $.001 par value (“Company Common Stock”).  Options, warrants and other rights to purchase MGI common stock as of the Effective Date will be assumed by the Company with an adjustment in the number of underlying shares and the exercise price thereof based upon the Exchange Ratio.  The exchange concept is that the shares of Company Common Stock to be exchanged for MGI common stock on a fully diluted basis would equal 50% of the number of outstanding shares of Company Common Stock on a fully-diluted basis immediately after the Merger, and without giving effect to the Private Financing mentioned below.

In addition to the share consideration, the Company is to issue an Non-Negotiable Convertible Note (the “Note”) in the principal amount of up to $2,200,000 to a representative for the holders of the outstanding MGI common stock, options, warrants and other rights to purchase MGI common stock as of the Effective Date, repayable in 12 months subject to a six month extension should the Company then be working on a public offering, together with interest at the rate of federal funds payable at maturity or waived upon conversion.  Commencing after six months, the Note would be convertible at a base conversion price of $.50 per share into shares of Company Common Stock, or an aggregate of 4,400,000 shares, subject to customary anti-dilution provisions.  The principal amount of the Note may be reduced by reason of indemnification claims by the Company against MGI and payment of claims of MGI holders under their dissenter’s appraisal rights.  The principal amount of the Note also may be reduced in the event the value of the Note could jeopardize the tax-free reorganization of the Merger.  In such event, the reduction in principal amount of the Note would increase the number of shares of Company Common Stock issued on the Effective Date based upon the average price of the Company Common Stock for the five consecutive trading days ending on the trading day immediately preceding the Effective Date.

The Company has made customary representations and warranties in the Merger Agreement and agreed to customary covenants, including covenants regarding the operation of its business prior to the closing, and reciprocal indemnifications.  Completion of the Merger is subject to the satisfaction of customary closing conditions as set forth in the Merger Agreement, including among other things, the adoption of the Merger Agreement and approval of the Merger by the MGI shareholders, the consummation by the Company of a private placement to obtain working capital for the combined operations and the entry into employment agreements with the four executive officers of MGI.  The Merger is expected to close prior to September 30, 2007.

The four principal MGI shareholders agreed to vote their shares, and to cause members of their respective immediate families to vote their shares, in favor of adoption of the Merger Agreement and approval of the Merger.  These persons directly hold approximately 51.7% of the outstanding MGI common stock.  The Company shareholders are not voting on the Merger.

The Company is entering into a placement agency agreement with a placement agent for a placement of $3,000,000 gross proceeds of the Company’s securities (the “Private Financing”).  The terms of the Private Financing are subject to negotiation among the Company, the placement agent and the prospective investors.  The securities to be offered in the Private Financing will not be registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.  At the closing of the Merger, the Company will enter into a Registration Rights Agreement with the MGI shareholders providing them with “piggyback” registration rights for the Company Common Stock issued to them on the Merger.  It is anticipated that the Company will enter into a registration rights agreement with the investors for the Company Common Stock in the Private Financing.

If the Merger Agreement is terminated by the Company under certain events, MGI would reimburse the Company for its expenses, but the reimbursement cannot exceed $250,000.

The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete, and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Report and incorporated herein by reference.

The Merger Agreement has been included to provide Company shareholders and investors with information regarding its terms and the related transactions.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that Agreement and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors are not third party beneficiaries under the Merger Agreement and they should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company. MGI or Merger Sub.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 8.01   OTHER EVENTS

On August 15, 2007, the Company and MGI issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(d)   Exhibits.

2.1	Agreement and Plan of Merger dated August 9, 2007, by and among Upsnap, Inc., Upsnap Acquisition Corp. and Mobile Greetings, Inc. (without exhibits).

99.1	Joint Press Release issued on August 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSNAP, INC.
By:	/s/ Tony Philipp
Tony Philipp, Chairman, CEO and President

Date:  August 15, 2007